Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-143718) pertaining to the 2000 Stock Incentive Plan, the 2007 Stock Plan and the 2007 Employee Stock Purchase Plan of NeurogesX, Inc. of our report dated March 21, 2008, with respect to the consolidated financial statements of NeurogesX, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Palo Alto, California,

March 21, 2008